JOINT DEVELOPMENT AGREEMENT

         This JOINT DEVELOPMENT AGREEMENT ("Agreement") is entered into effective as of the "Effective Date" (as defined below), by and between INMEDICA DEVELOPMENT CORPORATION, a Utah corporation ("InMedica"), CHI LIN TECHNOLOGY CO., LTD. (formerly known as Chi Lin Plastics Industrial Co., Ltd.), a corporation duly organized and existing under the laws of the Republic of China ("Chi Lin"), MICROCOR, INC., a Utah corporation ("MicroCor"), and WESCOR INC., a Utah corporation ("Wescor"). The "Effective Date" shall be the date on which the last of the above-named parties executes this Agreement as evidenced by the dates set forth on the signature page hereof.

                                    RECITALS

         InMedica is a medical products research and development company. Through its subsidiary, MicroCor, it has developed a method for measuring hematocrit non-invasively (without drawing blood) and has applied for and received four (4) patents from the U.S. Patent and Trademark Office. As of December 12, 1995, MicroCor's application for a patent entitled "Method and Apparatus for Non-Invasively Determining Hematocrit" was allowed by the U.S. Patent and Trademark Office, and such patent issued on June 18, 1996, as Patent No. 5,526,808 with a term of 17 years and an expiration date of June 18, 2013. MicroCor has been issued three additional patents, Patent No. 5,642,734, Patent No. 6,128,518 and Patent No. 6,766,191, each of which claims priority from October 4, 1990, the date of the first patent's filing, and each of which has an expiration date of October 4, 2010.

         Pursuant to a Development, Licensing and Manufacturing Agreement dated May 10, 2001 (the "2001 Agreement"), Chi Lin and InMedica pursued additional development on the non-invasive hematocrit technology. The methods and procedures to measure hematocrit non-invasively, including without limitation, the patents and technologies incorporated in the patents and patent applications described above and the development work pursued by Chi Lin and/or InMedica, are collectively referred to herein as the "Hematocrit Technology."

         InMedica is a publicly traded corporation. Chi Lin is a major shareholder of InMedica, owning one-third of the issued and outstanding shares of InMedica's common stock. MicroCor is a privately held corporation with 5,000,000 shares of common stock (the "MicroCor Stock") authorized under its Articles of Incorporation and no other class or series of stock authorized. InMedica and Chi Lin own all of the issued and outstanding shares of the MicroCor Stock (147,101 shares), with InMedica owning 117,681 shares (80%) and Chi Lin owning 29,420 shares (20%). In order to facilitate further development of the Hematocrit Technology described in this Agreement, InMedica and Chi Lin propose to transfer, assign, or license their respective interests in the Hematocrit Technology to MicroCor.

         Wescor employs or has access to researchers and engineers to develop medical devices, equipment and products based on the Hematocrit Technology (the "Products"), and to conduct clinical trials of such products with the results thereof to be submitted to the U.S. Food and Drug Administration (the "FDA") to obtain clearance for marketing in the United States. It has the financial and managerial assets and experience to be capable of managing the process of developing and manufacturing the Products.

         The parties desire to enter into this Agreement with the intent of accomplishing the following purposes (as more fully described below): (1) to transfer to MicroCor all rights relating to the Hematocrit Technology now owned by InMedica; (2) to license to MicroCor all rights relating to the Hematocrit Technology now owned by Chi Lin; (3) to provide for the sale to Wescor of a portion of the shares of the MicroCor Stock owned by InMedica and Chi Lin; (4) to assign to Wescor the rights and duties of managing the operations of MicroCor; (5) to assign to Wescor the rights and duties to continue, or to cause MicroCor to continue, the development of the Hematocrit Technology and to thereby earn additional shares of the MicroCor Stock in phases upon (a) the completion of a working prototype of the Products capable of meeting FDA requirements, (b) the completion of clinical trials for such Products, submission of the results thereof to the FDA, and obtaining the FDA's clearance to market such Products, and (c) manufacturing and initial introduction into the U.S. market of such Products; (6) to provide for the granting of an option to Wescor to purchase the MicroCor Stock held by InMedica and Chi Lin upon completion of the final two phases (described in (b) and (c) above) of the development of the Products; (7) to provide for the granting of a right of first refusal to Wescor in the event MicroCor or its shareholders receive a bona fide offer to acquire MicroCor or its assets; and (8) to provide for an option on the part of InMedica and Chi Lin to purchase Wescor's MicroCor Stock in the event the exercise of the option granted to Wescor is deemed to be at a price that is too low.

                                    AGREEMENT

         In consideration of the foregoing recitals, the mutual covenants described herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Ownership and Licensing of Hematocrit Technology.

                  1.1 Transfer of Hematocrit Technology. InMedica hereby transfers, assigns and conveys to MicroCor all of its right, title and interest in and to the Hematocrit Technology and any derivative thereof, including, without limitation, ownership, licensing, marketing, sales, distribution and manufacturing rights. The foregoing transfer, assignment and conveyance is intended by the parties to cover all of the rights, title and interests of InMedica in the Hematocrit Technology and any derivative thereof, whether such rights, title or interests are held jointly or separately by InMedica, and whether such rights, title or interests are in and to a part or whole of any element of the Hematocrit Technology. The obligation of InMedica to transfer, assign and convey as described in this Section 1.1 shall include, but not be limited to, the obligation to cause any agents, independent contractors and research partners (including Medical Physics, Inc., and Billings & Associates) to transfer, assign and convey to MicroCor any such rights in the Hematocrit Technology, including rights to government grants. The parties acknowledge and agree that no royalty or other compensation is due or payable to InMedica arising from the Hematocrit Technology or any Product developed therefrom, except as expressly set forth herein in Section 6. Upon execution of this Agreement, InMedica acknowledges and agrees that the 2001 Agreement is hereby superceded and terminated and that all obligations of the parties thereunder have been performed, waived, fulfilled, or otherwise relieved.

                  1.2 License of Hematocrit Technology. Chi Lin hereby grants to
         MicroCor, its successors and assigns, an exclusive, worldwide, royalty-free right and license (the "Chi Lin License") in and to all of its right, title and interest in and to the Hematocrit Technology and any derivative thereof, to make, have made, use, sell, offer to sell, and import Products and to practice methods covered by or included in the Hematocrit Technology for the life of any protectable rights in the Hematocrit Technology. MicroCor shall have the right to sublicense, assign or transfer the Chi Lin License to third parties. The Chi Lin License is intended by the parties to cover all of the rights, title, and interests of Chi Lin in the Hematocrit Technology and any derivative thereof, whether such rights, title, or interests are held jointly or separately by Chi Lin, and whether such rights, title, or interests are in and to a part or whole of any element of the Hematocrit Technology. Chi Lin agrees that it shall take all actions reasonably necessary to maintain the rights included within the Chi Lin License and to diligently and vigorously defend and protect such rights from infringement, improper use, depreciation, or other loss of right due to the acts of third parties or the public in general, including, without limitation, pursuing appropriate patents and other applicable protections; provided, however, that any and all reasonable and appropriate costs and expenses incurred in the defense and protection of such rights, including but not limited to legal fees, shall be borne by MicroCor if Chi Lin obtains MicroCor's prior written consent before incurring any such costs and expenses, which consent shall not be unreasonably withheld in view of the cost involved and in view of MicroCor's products, business and marketing practices, and business and marketing plans. Notwithstanding the foregoing, Chi Lin has no obligations to take any action to protect or defend any right included within the Chi Lin License if MicroCor does not consent to bear the costs and expenses to be incurred in such defense and protection. Chi Lin further agrees that it shall take no action, with respect to the rights included within the Chi Lin License, that would have the effect of negatively impacting the right of MicroCor to use exclusively, such rights. In the event Chi Lin or MicroCor learns of any event, any act of a third party, or any action or proceeding, whether such event, act or action has occurred, been commenced or is being threatened, that would negatively impact the rights included within the Chi Lin License (a "Negative Action"), then such party shall give the other party written notice of such Negative Action. Chi Lin agrees to retain counsel acceptable to MicroCor, at MicroCor's expense and with MicroCor's prior written consent, to take all reasonable and necessary steps to protect or defend against such Negative Action. If Chi Lin

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

         fails to retain  counsel  or to take  other  reasonable  and  necessary protective and defensive actions within five (5) business days following the date MicroCor delivers written notice to Chi Lin requesting such actions, MicroCor shall have the right, at its own expense, to take such actions in the name of Chi Lin or in MicroCor's own name, as may be appropriate. Nothing herein shall authorize MicroCor to settle such Negative Actions without the prior written consent of Chi Lin, if by any such settlement Chi Lin is obligated to make any monetary payment, to assume any other obligation, to part with any property or any interest therein, to be subject to any injunction, or to grant any license or any right included within the Chi Lin License. Notwithstanding the foregoing, Chi Lin has no obligations to take any action to protect or defend against any Negative Action if MicroCor does not consent to bear the costs and expenses to be incurred in such defense and protection, nor does Chi Lin have any obligations to take any action to defend against any action, threat, claim or proceeding alleging that the Products have infringed any patent or other intellectual property right of any third party due to any causes other than the rights included within the Chi Lin License. The obligation of Chi Lin to license the rights included within the Chi Lin License shall include, but not be limited to, the obligation to cause any agents, independent contractors, and research partners (including Medical Physics, Inc., and Billings & Associates) to similarly license to MicroCor any such rights. The parties acknowledge and agree that the rights included within the Chi Lin License do not include any rights in new developments, discoveries or other intellectual property rights developed or discovered as a result of future work done by MicroCor or Chi Lin, their agents, independent contractors, and research partners after the execution of this Agreement pursuant to any government grants concerning the Hematocrit Technology, and that all such developments, discoveries and intellectual property rights shall be the sole property of MicroCor. The rights included within the Chi Lin License include, without limitation, any rights still remaining under any licenses granted to it under the 2001 Agreement to sell and distribute the Products in "Asia," as defined in Section 6.2.4. The parties acknowledge and agree that no royalty or other compensation is due or payable to Chi Lin arising from the Hematocrit Technology or any Product developed therefrom, except as expressly set forth herein in
         Section 6. Upon execution of this Agreement, Chi Lin acknowledges and agrees that the 2001 Agreement is hereby superceded and terminated and that all obligations of the parties thereunder have been performed, waived, fulfilled, or otherwise relieved.

         2. MicroCor Finances and Capital Structure. InMedica shall take all reasonable action, or cause MicroCor to take all reasonable action, as soon as is reasonably practicable before or upon the execution of this Agreement to (i) terminate any agreements, resolve any disputes, pay any liabilities and perform any obligations of MicroCor existing as of the time immediately prior to the effectiveness of this Agreement such that, after the transfer described in
Section 1, MicroCor's only assets and liabilities shall be the Hematocrit Technology and the related rights and duties described in or reasonably arising from this Agreement; (ii) effect a restructuring and split of the issued and outstanding shares of the MicroCor Stock so that immediately after such restructuring and split the total outstanding shares of MicroCor will be 2,500,000 shares with InMedica owning 2,000,000 shares and Chi Lin owning
500,000 shares of the MicroCor Stock; and (iii) recall all certificates representing issued and outstanding shares of MicroCor Stock and re-issue new certificates to the holders of such shares in the new share amounts described in the preceding clause (ii) and include on such new certificates a conspicuous reference to the existence of this Agreement and the fact that it restricts the transfer of the shares and affects the management of MicroCor. All certificates representing shares of the MicroCor Stock issued during the term of this Agreement shall include a conspicuous reference to the existence of this Agreement and the fact that it restricts the transfer of the shares and affects the management of MicroCor. Chi Lin shall reasonably cooperate with InMedica to the extent necessary to accomplish the purposes described in this Section.

         3. Stock Restrictions. During the term of this Agreement:

                  3.1. Transfers Prohibited. Without obtaining the prior written consent of all parties hereto, each of InMedica, Chi Lin and Wescor shall be prohibited from transferring, conveying, pledging, hypothecating or otherwise assigning, and each of InMedica, Chi Lin and Wescor hereby covenants and warrants that it shall not transfer, convey, pledge, hypothecate or otherwise assign, any part or all of its interest in any shares of the MicroCor Stock, whether now held or hereafter acquired, to or for the benefit of any party or third party except as expressly provided herein. The provisions of this Section are subject to the provisions of Section 3.4.

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

                  3.2. Newly Authorized or Issued Stock Prohibited. Without obtaining the prior written consent of all parties hereto, MicroCor shall be prohibited from authorizing or issuing, and MicroCor hereby covenants and warrants that it shall not authorize or issue, any shares of MicroCor Stock or any shares of any other class or series of the capital stock of MicroCor to or for the benefit of any party or third party except as expressly provided herein.

                  3.3. MicroCor Board Composition. During the term of this Agreement, regardless of the number of shares of MicroCor Stock held by the parties, the Board of Directors of MicroCor shall consist of exactly five (5) directors, three (3) of whom shall be chosen by InMedica, one (1) of whom shall be chosen by Chi Lin, and the remaining one (1) director shall be chosen by Wescor. InMedica, Chi Lin and Wescor shall take all necessary action, in their capacities as shareholders of MicroCor, to accomplish the foregoing provisions of this Section. Only upon the written consent of InMedica, Chi Lin and Wescor, may the size or composition of MicroCor's Board of Directors be changed during the term of this Agreement.

                  3.4.  Right of First  Refusal.  The provisions of this Section
         3.4 shall apply in the event the parties have received an offer for the acquisition of MicroCor that InMedica and Chi Lin have approved and intend to accept (an "Acquisition Offer"). An Acquisition Offer must be a bona fide offer from a qualified third party to (i) purchase all of the outstanding MicroCor Stock, (ii) purchase all or substantially all the assets of MicroCor, or (iii) merge or otherwise combine MicroCor with one or more entities upon the consummation of which the holders of MicroCor Stock immediately prior thereto would hold less than 50% of the shares of the voting stock or other ownership interests in the surviving entity. The value equivalent in the case of a merger or combination or where the consideration is other than cash as set forth in the Acquisition Offer must be supported by a fairness opinion rendered by a recognized business valuation expert. Upon the receipt of an Acquisition Offer, InMedica and Chi Lin shall give Wescor written notice (the "Acquisition Offer Notice") thereof and of their intent to accept the Acquisition Offer. InMedica and Chi Lin hereby grant Wescor a right of first refusal (the "First Refusal Right") to purchase all (but not less than all) of the MicroCor Stock held by both InMedica and Chi Lin. Any First Refusal Right shall exist from the date the Acquisition Offer Notice is delivered to Wescor and shall expire sixty
         (60) days thereafter. To exercise a First Refusal Right, Wescor shall, prior to its expiration, give InMedica and Chi Lin written notice (the "Exercise Notice") of Wescor's intent to exercise the First Refusal Right. The terms of such First Refusal Right shall be as follows:

                           3.4.1. Purchase Price. The purchase price of InMedica's and Chi Lin's MicroCor Stock shall be calculated as: (x) the total number of shares of MicroCor Stock held by InMedica and Chi Lin divided by the total number of outstanding shares of MicroCor Stock, (y) multiplied by the purchase price (or its value equivalent in the case of a merger or combination or where the consideration is other than cash) set forth in the Acquisition Offer, (z) multiplied by 90%.

                           3.4.2. Purchase Terms. Terms for payment of the purchase price shall be, at Wescor's option, either: (i) twenty percent (20%) of the purchase price paid within 60 days following the delivery of the Exercise Notice, and the balance paid in equal monthly payments over twelve (12) months (beginning one month following the 20% payment), with such balance bearing interest at an annual rate of two percent (2%) plus the Prime Rate; or (ii) payment terms that are no less favorable to InMedica and Chi Lin than they would be for the acquirer as set forth in the Acquisition Offer. As used in this Agreement, the term "Prime Rate" shall mean the "prime rate" as reported in the Wall Street Journal on the date closest to the date the installment payments begin.

                           3.4.3. Merger  Alternative.  As an alternative to the
                  payment of the purchase price, InMedica, Chi Lin and Wescor agree to negotiate in good faith to attempt to agree upon a merger of InMedica, MicroCor and Wescor. In such a merger, the value attributed to MicroCor shall be the purchase price (or value equivalent) in the Acquisition Offer without reducing by multiplying by 90% as described in clause (z) of Section 3.4.1; the respective values attributed to InMedica and Wescor shall be established by a fairness opinion rendered by a recognized business valuation expert, as to whom none of the parties has a reasonable objection.

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

                           3.4.4. Agreement Terminated. In the event the First Refusal Right is exercised, this Agreement shall be terminated except for the royalty provisions described in Section 6, which shall survive.

                  3.5 Disclosure of Potential Acquisition Transactions. Each of InMedica, Chi Lin and Wescor covenant and agree that during the term of this Agreement if it intends to solicit an offer or if it receives an offer or other indication of interest from a third party that is reasonably likely to develop into a serious offer or agreement to purchase or acquire a substantial portion of the assets of MicroCor or of the MicroCor Stock, or to combine or merge with MicroCor (a "Potential Acquisition Transaction"), then it shall give the other parties to this Agreement notice of such solicitation, offer or interest as soon as is reasonably possible and shall continue to give such other parties notice of changes or developments in the negotiations concerning such Potential Acquisition Transaction. Such notices shall include details as to the terms of such Potential Acquisition Transactions. The parties agree that if a party hereto shall fail to give the notices required under this Section the Potential Acquisition Transaction shall not be entered into without the written consent of any party who did not receive the required notice. The parties acknowledge that during the term of this Agreement each party is permitted to solicit offers from and communicate interest to third parties concerning Potential Acquisition Transactions, although the consummation of such transactions can only be accomplished pursuant to the express terms set forth in other sections of this Agreement. Nothing in this Section shall be interpreted to give a party any right to enter into a transaction that is otherwise prohibited by this Agreement.

         4. Wescor Purchase of MicroCor Stock.

                  4.1. From InMedica. InMedica hereby sells to Wescor and Wescor hereby purchases from InMedica 300,000 shares of MicroCor Stock. As partial consideration for such purchase and sale, Wescor shall pay InMedica $300,000 as follows: (i) $30,000 upon the execution of this Agreement, and (ii) 18 monthly payments of $15,000 with the first such monthly payment due and payable on the first day of the month following the Effective Date and each successive monthly payment due on the first day of each successive month until all 18 payments are made.

                  4.2. From Chi Lin. Chi Lin hereby sells to Wescor and Wescor hereby purchases from Chi Lin 75,000 shares of MicroCor Stock. As partial consideration for such purchase and sale, Wescor shall pay Chi Lin $75,000 as follows: (i) $7,500 upon the execution of this Agreement, and (ii) 18 monthly payments of $3,750 with the first such monthly payment due and payable on the first day of the month following the Effective Date and each successive monthly payment due on the first day of each successive month until all 18 payments are made.

                  4.3. Special Provision for Repayment of Loan to InMedica. InMedica and Wescor acknowledge and agree that Wescor has loaned InMedica certain sums of money which remain outstanding as of the date this Agreement is executed (the "Wescor Loans"). InMedica shall pay Wescor 20% of each installment payment (including the initial payment due upon execution) due from Wescor to InMedica under Section 4.1 as partial performance of its repayment obligations of the Wescor Loans. At InMedica's election, InMedica may direct Wescor to pay only 80% of each such installment payment in satisfaction of InMedica's obligation under this Section.

         5. Management of MicroCor; Issuance of New Stock; Options to Acquire Remainder of MicroCor.

                  5.1. Management Rights and Duties of Wescor. InMedica, Chi Lin and Wescor, as the current and future (pursuant to the terms of this Agreement) majority shareholders of MicroCor, agree that upon execution of this Agreement Wescor shall assume the management of MicroCor as described in this Section 5.1.

                           5.1.1. Rights and Duties. Wescor shall have the right
                  and obligation to manage the day-to-day operations of MicroCor, including the hiring and firing of its officers and employees and contracting for employees or independent contractors. Wescor shall use its best efforts with all

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

                  reasonable speed and efficiency to develop or cause MicroCor to develop the Products as described herein. Wescor's obligation to fund the expenses of MicroCor's operations ("Wescor Funding Obligations") shall be as follows: (i) Wescor shall not be responsible for funding expenses related solely to manufacturing or sales and marketing operations ("Manufacturing and Sales Expenses"); (ii) except to the extent that expenses are reasonably includable as Manufacturing and Sales Expenses, Wescor shall be responsible for and shall contribute funds to MicroCor to pay expenses incurred by MicroCor for research and development of the Products ("R&D Expenses"), including, but not limited to, costs related to development of the Prototype (as defined below), costs related to obtaining FDA Clearance (as defined below), and R&D Expenses related to First Production (as defined below). Notwithstanding the fact that Wescor has no obligation to fund Manufacturing and Sales Expenses, Wescor agrees to exercise its commercially reasonable best efforts to arrange for the financing of the Manufacturing and Sales Expenses and of any royalty payment obligations under Section 6 ("Wescor Financing Commitment"), subject to approval of the Board of MicroCor. In arranging for any such financing, Wescor shall not be obligated to loan any funds itself or to separately guarantee or provide separate security for any such loans which are arranged for MicroCor by Wescor.

                           5.1.2. Board Authority. MicroCor's Board reserves the
                  authority to approve or disapprove actions by MicroCor (or by Wescor on MicroCor's behalf) (i) to acquire or dispose of capital assets, or to incur capital expenditures or debt if such actions would involve in the aggregate more than $20,000 during any 12-month period; (ii) to contract with a third party to perform part or all of the manufacturing, marketing and selling functions necessary to accomplish the intent of this Agreement; or (iii) to assign, transfer, license, sub-license, pledge as collateral, mortgage, hypothecate or otherwise encumber part or all of the Hematocrit Technology or any other intellectual property interest owned by or licensed to MicroCor. MicroCor (or Wescor on MicroCor's behalf) shall not take any action described in the preceding sentence without first delivering to all members of MicroCor's Board written notice of its intent to take such action. If no Board member objects within fifteen (15) business days of receipt of such notice by delivering a written notice to Wescor, Wescor may proceed to take such action. If a Board member objects, Wescor shall not take such action until after the Board has acted to determine whether to consent to such action. In addition to other forms of notice permitted by this Agreement, the giving of notices and communicating of objections described in this Section may be accomplished by facsimile machine transmission or by email if a confirmation of successful delivery or transmission is received by the sender.

                           5.1.3. Termination of Management Duties. If not earlier terminated hereunder, if (i) no Prototype has been completed (as defined and described in Section 5.2) by the date that is twelve (12) months following the Effective Date,
                  (ii) no FDA Clearance (as described in Section 5.3) has been received by the date that is eighteen (18) months following the Effective Date (subject to the extension of such period pursuant to Section 5.3), (iii) there has been no First Production (as defined in Section 5.4.1) of a Product by the date that is twenty four (24) months following the Effective Date (subject to the extension of such period pursuant to Section 5.3), or (iv) Wescor has not fulfilled the Wescor Funding Obligations within a reasonable period following the date such obligations become due from time to time, then the Board of Directors of MicroCor shall have the right to review Wescor's actions in fulfilling its obligations to manage MicroCor, and shall have the right to make such changes in the management as it deems appropriate. The parties acknowledge and agree that such changes may, in the Board's discretion, include termination of this Agreement, in which case the Board of Directors of MicroCor shall thereafter have complete and autonomous control over the management and operations of MicroCor. The parties further acknowledge and agree that a failure by Wescor to comply with its covenants under the Wescor Financing Commitment may result in MicroCor's Board assuming the rights and duties pertaining to the Wescor
                  Financing Commitment and terminating Wescor's rights and duties thereunder.

                  5.2. Development of FDA Prototype; Stock Purchase and Issuance. Wescor shall use its best efforts with all reasonable speed and efficiency to develop, or cause MicroCor to develop, a prototype or prototypes of the Product(s) (the "Prototype") suitable for conducting the clinical trials necessary to prepare for submission or the Product(s) to the FDA for regulatory review and marketing clearance. Upon such completion of the Prototype, MicroCor shall issue to Wescor, 500,000 new shares of MicroCor Stock. The consideration for the shares issued to Wescor shall be the amounts contributed to MicroCor to fund the Wescor Funding Obligations incurred to the date of completion of the Prototype. Such shares shall be deemed fully paid and not subject to any assessment.

                  5.3. FDA Clearance. Wescor shall use its best efforts with all reasonable speed and efficiency to conduct and complete, or cause MicroCor to conduct and complete, such actions as are reasonably necessary to gather data and prepare a 510(k) Premarket Notification submission to the FDA covering the Product(s) and to obtain the necessary clearances from the FDA to market such Product(s) in the United States market ("FDA Clearance"). In the event MicroCor's Board of Directors determines that Wescor has acted in good faith in the performance of its obligations to obtain FDA Clearance but such FDA Clearance has not been obtained, and the Board of Directors further determines that it is reasonable to expect that FDA Clearance will be obtained in the future, the Board of Directors may extend for six (6) months the period described in clause (ii) of Section 5.1.3, which extension would also automatically extend the period described in clause (iii). Upon subsequent identical determinations by MicroCor's Board of Directors, additional six-month extensions may be granted in the Board's discretion.

                           5.3.1. Stock Issuance.  Upon obtaining FDA Clearance,
                  MicroCor shall issue to Wescor, 500,000 new shares of MicroCor Stock. The consideration for the shares issued to Wescor shall be the amounts contributed to MicroCor to fund the Wescor Funding Obligations incurred to the date of obtaining FDA Clearance. Such shares shall be deemed fully paid and not subject to any assessment.

                           5.3.2. Option and Trump Option to Acquire MicroCor Stock. Upon obtaining FDA Clearance, Wescor shall have the option (the "Option") to purchase all (but not less than all) of the MicroCor Stock held by InMedica and Chi Lin pursuant to the provisions of this Section 5.3.2. To exercise the Option:

                                    a. Notice.  Wescor  shall  deliver a written
                           notice (the "Option Notice") of its election to exercise the Option to both InMedica and Chi Lin within ninety (90) days following receipt of the first formal notice of FDA Clearance of the Product(s).

                                    b. Purchase Price.  The purchase price under
                           the Option shall be the pro rata portion of the total value of MicroCor attributable to the total shares of MicroCor Stock held by InMedica and Chi Lin (as compared to the total outstanding shares of MicroCor Stock). The value of MicroCor (the "MicroCor Option Value") shall be determined as follows: (i) Wescor may choose to pay for and obtain an appraisal of the value (the "Option Appraisal Value") of MicroCor from a nationally recognized appraisal firm, as to whom neither InMedica nor Chi Lin have a reasonable objection, and the MicroCor Option Value shall equal the Option Appraisal Value multiplied by 90%; or (ii) Wescor may suggest a reasonable value for MicroCor (the "Option Suggested Value"), and the MicroCor Option Value shall equal the Option Suggested Value (not multiplied by 90%). Wescor shall, within thirty
                           (30) days following the delivery of the Option Notice, deliver to InMedica and Chi Lin written notice (the "Option Value Notice") of the MicroCor Option Value and all reports and data that support its determination of such value. InMedica and Chi Lin, at their expense, shall have the right to obtain a fairness opinion ("Fairness Opinion") from a recognized business valuation expert as to whom Wescor has no reasonable objection concerning the Option Appraisal Value or the Option Suggested Value, as appropriate. If the Fairness Opinion determines that either the Option Appraisal Value or the Option Suggested Value, as applicable, is not within a fair range of value, the Option shall terminate. In the event the Option is exercised, any holders of the MicroCor Stock other than InMedica and Chi Lin, who have obtained MicroCor shares in compliance with the provisions of Section 3.1, shall have the right to require Wescor to purchase their MicroCor Stock at the same pro rata price per share.

                                    c. Trump  Option.  Notwithstanding  Wescor's
                           right to exercise the Option, upon receipt of the Option Value Notice, or, if a Fairness Opinion is obtained, upon receipt of a Fairness Opinion that does not terminate the Option, InMedica and Chi Lin jointly, or InMedica by itself (but not Chi Lin by itself) shall then have the option (the "Trump Option") to terminate Wescor's Option by purchasing all (but not less than all) of the MicroCor Stock held by Wescor. To exercise the Trump Option, either InMedica or InMedica and Chi Lin together, shall deliver a written notice (the "Trump Option Notice") to Wescor within thirty (30) days following the receipt of the Option Value Notice. In the event a Fairness Opinion is being obtained, the period during which a Trump Option Notice may be given shall extend to thirty (30) days following receipt of such Fairness Opinion. The purchase price under the Trump Option shall be the pro rata portion of the total value of MicroCor attributable to the total shares of MicroCor Stock held by Wescor (as compared to the total outstanding shares of MicroCor Stock). The total value of MicroCor for purposes of the Trump Option shall be 110% of the Option Appraisal Value or the Option Suggested Value, as appropriate, as set forth in Wescor's Option Value Notice. The purchase price under the Trump Option shall be paid to Wescor as follows: 20% within thirty (30) days following the delivery of the Trump Option Notice, and the remainder in equal monthly installments of principle and interest on the first day of each successive month for thirty six (36) months. Interest accruing on such remainder shall be an annual rate equal to two percent (2%) plus the Prime Rate. In the event InMedica and Chi Lin exercise the Trump Option jointly, they shall participate in the same proportions as their individual ownership of MicroCor Stock bears to their aggregate ownership of MicroCor Stock. If the Trump Option is exercised, this Agreement shall then automatically terminate.

                                    d.  Option  Revival.   Notwithstanding   the
                           provisions of the preceding Paragraph c, Wescor shall have the right to revive an Option (an "Option Revival") terminated by the Trump Option by increasing by at least ten percent (10%) the purchase price provision of the Option and delivering a new Option Value Notice to InMedica and Chi Lin within fifteen (15) days following the delivery of a Trump Option Notice. Such new Option Value Notice shall terminate the Trump Option, and shall be treated as if it were an original Option Value Notice under this Agreement. InMedica, or InMedica and Chi Lin jointly, shall again have the right to exercise the Trump Option pursuant to Paragraph c, based on the increased purchase price provision in the new Option Value Notice. The Option, Trump Option and Option Revival may be repeated as many times as is necessary.

                                    e. Option Payment  Terms.  If a Trump Option
                           Notice is not delivered within the time allowed by InMedica or by InMedica and Chi Lin, the Trump Option shall expire. Wescor shall then be obligated to exercise the Option by paying the purchase price under the Option as follows: 20% within thirty (30) days following the deadline for the Trump Option Notice, and the remainder in equal monthly installments of principle and interest on the first day of each successive month for thirty six (36) months. Interest accruing on such remainder shall be an annual rate equal to two percent (2%) plus the Prime Rate.

                                    f. Merger Alternative.  As an alternative to
                           the payment of the purchase price under the Option, InMedica, Chi Lin and Wescor agree to negotiate in good faith to attempt to agree upon a merger of InMedica, MicroCor and Wescor. In such a merger, the value attributed to MicroCor shall be 100% of either the Option Appraisal Value or the Option Suggested Value; the respective values attributed to InMedica and Wescor shall be established by appraisals from a recognized appraisal firm, as to whom none of the parties has a reasonable objection. The parties acknowledge that InMedica shall have no obligation to agree to a merger the terms of which are not determined to be fair pursuant to a fairness opinion from a recognized business valuation expert as to whom none of the parties has a reasonable objection.

                                    g. Effect on Agreement. If the Option is not
                           exercised, this Agreement shall continue in full force and effect. If the Option is exercised, this Agreement shall be automatically terminated except for the royalty provisions set forth in Section 6, which shall survive, and the Board of Directors of MicroCor shall thereafter have complete and autonomous control over the management and operations of MicroCor.

                  5.4. Product Launched in Market. After obtaining FDA Clearance of a Product, Wescor shall use its best efforts with all reasonable speed and efficiency to cause MicroCor to begin manufacturing, marketing and selling such Product in the market. The manufacturing, marketing and selling functions shall be the right and responsibility of MicroCor, which may, in the discretion of its Board of Directors, contract with third parties for part or all of the manufacturing, marketing and selling of the Products.

                           5.4.1. Stock Issuance. Upon the first completed production run of units of the Products for which FDA Clearance has been received and upon preparation of such units for sale (the "First Production"), MicroCor shall issue to Wescor, 700,000 new shares of MicroCor Stock. The consideration for the shares issued to Wescor shall be the amounts contributed to MicroCor to fund the Wescor Funding Obligations incurred to the date of the First Production. Such shares shall be deemed fully paid and not subject to any assessment.

                           5.4.2. Second Option and Trump Option to Acquire MicroCor Stock. After the First Production and issuance of the shares to Wescor pursuant to section 5.4.1 Wescor shall have a second option (the "Second Option"), subject to the Trump Option, pursuant to the same terms as described above in
                  Section 5.3.2, except that the Second Option shall be triggered by the First Production, and the Second Option Notice shall be delivered within ninety (90) days following the date of the First Production.

                           5.4.3.  Termination  of  Management.  Upon the  First
                  Production: (i) Wescor's rights and duties under Section 5.1 to manage MicroCor, including the Wescor Funding Obligations and the Wescor Financing Obligations, shall automatically terminate, (ii) MicroCor shall operate as a stand-alone company subject to the autonomous control of its Board of Directors, and (iii) the size and composition of MicroCor's Board of Directors shall thereafter be determined pursuant to applicable corporate law, provided that the parties to this Agreement hereby agree that shareholders shall have the right to vote their shares cumulatively in subsequent elections of MicroCor's Board of Directors. InMedica, Chi Lin and Wescor shall take all necessary action, in their capacities as shareholders of MicroCor, to accomplish the foregoing provision of this Section.

         6. Grant of Royalties.

                  6.1. Minimum Royalty. MicroCor hereby grants and shall pay to InMedica and Chi Lin a minimum annual royalty (the "Minimum Royalty") as defined and divided below in Sections 6.1.1 and 6.1.2 as a minimum amount until the Revenue Royalty (as defined in Section 6.2) reaches the amounts described below.

                           6.1.1. InMedica Minimum Royalty. MicroCor hereby grants to InMedica a portion of the Minimum Royalty (the
                  "InMedica Minimum Royalty"). The InMedica Minimum Royalty shall be in the amount of $160,000 per year, but shall be paid in equal monthly royalty payments, with the first such monthly royalty payment beginning and first due on the date that is eighteen (18) months following the Effective Date. The InMedica Minimum Royalty shall have the same term of existence as the Revenue Royalty (as defined in Section 6.2), and shall terminate on the same date the Revenue Royalty terminates. InMedica shall pay Wescor 20% of each such monthly royalty payment due under this Section 6.1.1 as partial performance of its repayment obligations of the Wescor Loans until such time as the Wescor Loans are fully repaid. At InMedica's election, InMedica may direct Wescor to pay only 80% of each such monthly royalty payment with the remaining 20% thereof being credited against InMedica's obligation under the Wescor Loans.

                           6.1.2. Chi Lin Minimum Royalty. MicroCor hereby grants to Chi Lin the remaining portion of the Minimum Royalty (the "Chi Lin Minimum Royalty"). The Chi Lin Minimum Royalty shall be in the amount of $40,000 per year, but shall be paid in equal monthly royalty payments, with the first such monthly royalty payment beginning and first due on the date that is eighteen (18) months following the Effective Date. The Chi Lin Minimum Royalty shall have the same term of existence as the Revenue Royalty (as defined in Section 6.2), and shall terminate on the same date the Revenue Royalty terminates.

                  6.2. Revenue Royalty. MicroCor hereby grants and shall pay to InMedica and Chi Lin an annual royalty (the "Revenue Royalty") based on "Revenues" (as defined in Section 6.2.1) as divided in Sections 6.2.3 and 6.2.4. The Revenue Royalty shall be effective immediately and shall continue for all Revenues received or accrued through the latest expiration date of the currently existing U.S. Patents on the Hematocrit Technology, which the parties acknowledge and agree include the following U.S. Patents with the following expiration dates: (i) Patent No. 5,526,808 expiring June 18, 2013, (ii) Patent No. 5,642,734 expiring October 4, 2010, (iii) Patent No. 6,128,518 expiring October 4, 2010, and (iv) Patent No. 6,766,191 expiring October 4, 2010.

                           6.2.1 Revenues Defined. "Revenues" shall mean the sum of (i) Royalty Revenues, and (ii) Sales and Licensing Revenues.

                                    a.  Royalty  Revenues.   "Royalty  Revenues"
                           shall mean payments received by MicroCor and its assignees and successors in the nature of royalties from licensees, sub-licensees and other third-parties ("Third-Party Licensees") based on sales or other dispositions by Third-Party Licensees of Products or any other goods or services incorporating any portion of the Hematocrit Technology.

                                    b. Sales and Licensing Revenues.  "Sales and
                           Licensing Revenues" shall mean revenues received by MicroCor and its assignees and successors that are
                           (i) net sales revenues from the sale or other disposition of all Products or any other goods or services incorporating any portion of the Hematocrit Technology, (ii) revenues from the licensing of any portion of the Products or the Hematocrit Technology (where such revenues are not Royalty Revenues), and
                           (iii) any other revenues (but excluding Royalty Revenues) generated by the Products, the Hematocrit Technology, or any right or interest therein. Net sales revenues, as a component of Sales and Licensing Revenues, shall be the invoice price of all Products sold less (i) standard trade discounts and returns actually allowed, (ii) all sales commissions or sales discounts actually allowed, (iii) taxes applicable to such sales, and (iv) shipping charges which are to be paid by MicroCor or its assignees or successors and not separately invoiced. Revenue from only one arms length sale of the same Product unit may be included in Sales and Licensing Revenues, and, in cases where a Product unit is sold more than once, only the revenue from the first arms length sale (the "First Sale") of such Product unit will be included in Sales and Licensing Revenues; that is, revenue from a sale of a Product unit by a purchaser of such unit shall not be included in Sales and Licensing Revenues if the revenue from the sale of such Product unit to the purchaser (or to a prior seller) has already been included in Sales and Licensing Revenues. Further, if the Product or use of the Hematocrit Technology is only a portion of a larger product or system, or if a license is granted to include a Product or use of the Hematocrit Technology in a larger product or system, then only that portion of the revenue reasonably attributable to the Product or Hematocrit Technology (as part of a larger product or system) will be included in Sales and Licensing Revenues. In such instances where a larger product or system is involved, the parties may further agree as to the portion of revenues from such product or system that is to be included in Sales and Licensing Revenues.

                           6.2.2 Calculation and Payment of Revenue Royalty. The
                  total Revenue Royalty payments payable by MicroCor, including both the InMedica Revenue Royalty (described in Section 6.2.3) and the Chi Lin Revenue Royalty (described in Section 6.2.4) (the "Total Revenue Royalties"), shall be calculated as follows: The sum of (i) in any given calendar year, four percent (4%) of the first $5,000,000 in Sales and Licensing Revenues, three percent (3%) of Sales and Licensing Revenues in amounts exceeding $5,000,000 but not exceeding $20,000,000, and two percent (2%) of Sales and Licensing Revenues in amounts exceeding $20,000,000; plus (ii) twenty five percent (25%) of all Royalty Revenues. Revenue Royalty payments shall be paid by MicroCor to InMedica and/or Chi Lin by the end of each month following the month in which there are any Revenues to which the Revenue Royalty applies. In order to verify the Revenues described in this Section 6.2, MicroCor agrees to make or cause the accounting books and records of MicroCor and its assignees and successors available to InMedica and Chi Lin or to their agents, including independent auditors, in reasonable form and at reasonable times and places.

                           6.2.3. InMedica Revenue Royalty. MicroCor hereby grants to InMedica a portion of the Revenue Royalty (the "InMedica Revenue Royalty"). The InMedica Revenue Royalty for any given period shall equal the Total Revenue Royalties multiplied by a fraction, the numerator of which is the worldwide Revenues less the "Asian Revenues" (as defined in Section 6.2.4) for such period, and the denominator of which is the worldwide Revenues for such period. The InMedica Revenue Royalty shall be effective immediately and shall continue for all non-Asian Revenues received or accrued through the date of termination of the Revenue Royalty as described in Section 6.2 above.

                           6.2.4. Chi Lin Revenue Royalty. MicroCor hereby grants to Chi Lin the remaining portion of the Revenue Royalty (the "Chi Lin Revenue Royalty"). The Chi Lin Revenue Royalty for any given period shall equal the Total Revenue Royalties multiplied by a fraction, the numerator of which is the "Asian Revenues" (as defined below) for such period, and the denominator of which is the worldwide Revenues for such period. "Asian Revenues" shall mean (i) Royalty Revenues received from a Third-Party Licensee for sales or other dispositions made by such Third-Party Licensee in "Asia" (as defined below), (ii) Sales and Licensing Revenues that are net sales revenues from a First Sale made in Asia where, at the time of such First Sale, the seller does not reasonably know that the ultimate sale to the end user will be to a purchaser outside of Asia, (iii) Sales and Licensing Revenues that are net sales revenues from a First Sale made outside of Asia where, at the time of such First Sale, the seller reasonably knows that the ultimate sale to the end user will be to a purchaser in Asia, and (iv) any other Sales and Licensing Revenues that are not net sales revenues that are received from a Third-Party Licensee whose main office or headquarters is located in Asia. "Asia" shall mean the following geographical areas: Australia, New Zealand and the countries of Asia (including without limitation, Indonesia, Malaysia and the island countries of the Western Pacific Rim; but excluding Russia, Turkey and the countries of the Middle East from Iran and to the west). No Chi Lin Revenue Royalty shall be owed for any month in which there are no Asian Revenues. The Chi Lin Revenue Royalty shall be effective immediately and shall continue for all Asian Revenues received or accrued through the date of termination of the Revenue Royalty as described in
                  Section 6.2 above.

                           6.2.5 Asian Marketing  Right. Chi Lin, at its option,
                  and upon giving thirty (30) days written notice to MicroCor, Wescor and InMedica, shall have the right to terminate the Chi Lin Revenue Royalty and the Chi Lin Minimum Royalty permanently in exchange for the exclusive right to distribute and sell the Products in Asia (the "Asian Marketing Right"). Chi Lin shall exercise the foregoing right to exchange the Chi Lin Revenue Royalty and the Chi Lin Minimum Royalty rights for the Asian Marketing Right, if at all, by the date that is eighteen (18) months following the Effective Date. The Asian Marketing Right, if elected, shall then be effective immediately and shall continue through the date of termination of the Revenue Royalty as described in Section 6.2 above. In the event Chi Lin exchanges the Chi Lin Revenue Royalty and the Chi Lin Minimum Royalty rights for the Asian Marketing Right, the InMedica Revenue Royalty payable to InMedica shall be based on only non-Asian Revenues.

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

                  6.3. Minimum Royalty Credit.  Notwithstanding  anything to the contrary in this Section 6, the parties acknowledge and agree that the Revenue Royalty payments are intended to be in place of - and not in addition to - the Minimum Royalty payments, to the extent that the Revenue Royalty payments exceed the Minimum Royalty payments. Accordingly, (i) InMedica Minimum Royalty payments made in any given calendar year shall be a credit against InMedica Revenue Royalty payments in such calendar year, and InMedica Revenue Royalty payments shall only be paid to the extent that they exceed the InMedica Minimum Royalty payments for such calendar year; and (ii) Chi Lin Minimum
         Royalty payments made in any given calendar year shall be a credit against Chi Lin Revenue Royalty payments in such calendar year, and Chi Lin Revenue Royalty payments shall only be paid to the extent that they exceed the Chi Lin Minimum Royalty payments for such calendar year.

                  6.4 Royalty Buyout Right. In the event of the occurrence of a "MicroCor Change of Control," the provisions of this Section 6.4 shall apply. "MicroCor Change of Control" shall mean the acquisition by any party or third party of more than eighty percent (80%) of the assets or equity securities of MicroCor, or the merger of MicroCor with any party or third party where the parties to this Agreement own in the aggregate less than twenty percent (20%) of the equity securities of the surviving entity. Upon the occurrence of a MicroCor Change of Control, MicroCor, or its successors or assigns, shall have the right (the "Buyout Right"), notwithstanding any contrary provisions in this
         Section 6, to purchase and terminate the Minimum Royalty, the Revenue Royalty and, if applicable, the Asian Marketing Right from InMedica and Chi Lin. MicroCor (or its successors or assigns) shall exercise the Buyout Right, if at all, within twelve (12) months following the occurrence of a MicroCor Change of Control by giving InMedica and Chi Lin thirty (30) days prior written notice of its intent to exercise, and by paying to InMedica and Chi Lin, upon the expiration of such thirty (30) days, the following amounts:

                  (i) to InMedica, the greater of:
                           (a)      $800,000, or
                           (b) 80% of five (5) times the sum of the Minimum Royalty payments payable for the immediately preceding twelve (12) months plus the Revenue Royalty payments payable for the immediately preceding twelve (12) months;
                  and
                  (ii) to Chi Lin:
                           (A) if Chi Lin has not exercised its option for the Asian Marketing Right, the greater of:
                                    (a)     $200,000, or
                                    (b)     20% of five (5) times the sum of the
                                            Minimum  Royalty  payments   payable
                                            for the immediately preceding twelve
                                            (12) months plus the Revenue Royalty
                                            payments payable for the immediately
                                            preceding twelve (12) months, or
                           (B) if Chi Lin has exercised its option for the Asian Marketing Right, the greater of:
                                    (a)     $200,000  or
                                    (b)     one (1) times the gross revenue  Chi
                                            Lin has generated in the immediately
                                            preceding twelve (12) months through
                                            its exercise of the  Asian Marketing
                                            Right.

         In order to verify the relevant values described in this Section 6.4, the parties agree that they shall make their accounting books and records available to each other or to the parties' agents, including independent auditors, in reasonable form and at reasonable times and places.

         7. Title to Hematocrit Technology. Notwithstanding anything to the contrary contained herein, this Agreement shall not be construed to be a transfer of the Hematocrit Technology to Wescor, and the parties acknowledge and warrant that subject to Section 1 hereof, the Hematocrit Technology is and will be owned by or licensed to MicroCor at all times during the term of this Agreement. The term "Hematocrit Technology" shall include the Hematocrit Technology as presently constituted plus any and all additions, enhancements, improvements, and developments, whether developed or discovered by MicroCor, Wescor, InMedica, Chi Lin, or any employee, agent, contractor, subsidiary, successor or assignee thereof.

         8. Disclosure of Hematocrit Technology. InMedica and Chi Lin shall disclose to MicroCor and Wescor all aspects of their existing research and findings, as well as the research and findings in their possession performed by others, with respect to the Hematocrit Technology. MicroCor and Wescor shall keep all such information confidential and shall not disclose any of such information to third parties except to the extent allowed hereunder or required by law. Nothing herein shall be construed to be, and InMedica and Chi Lin hereby expressly disclaim any, warranty or representation as to the current or potential function, success, accuracy, marketability, profitability or possible sales of the Hematocrit Technology or any Products. Wescor and MicroCor hereby acknowledge that they have not relied on any such warranty or representation and further acknowledge that there is a significant amount of risk that the Hematocrit Technology and the Products will not be developable, will not receive FDA Clearance, or cannot be manufactured and marketed profitably, and that there are other significant risk factors involving research, regulatory, business and economic variables over which InMedica and Chi Lin have no control that could negatively impact the success of the Hematocrit Technology and the Products.

         9. Condition Precedent. Notwithstanding anything to the contrary contained herein, the rights granted and obligations assumed hereunder are conditioned upon the approval by the shareholders of InMedica of the transactions described herein. InMedica represents and warrants that it shall act with all reasonable speed and diligence to obtain such approval pursuant to all applicable corporate and securities laws and regulations as advised by its legal counsel. Chi Lin, Larry E. Clark, Ralph Henson and Richard Bruggeman covenant and agree that they shall each vote their respective shares of InMedica stock in favor of approving the transactions described herein. InMedica shall deliver to the other parties to this Agreement a written notice of the results of seeking shareholder approval within ten (10) days following the relevant shareholder action. If InMedica delivers a notice stating that its shareholders have not approved the transactions, or if no written notice (regardless of its contents) has been delivered by the date that is forty five (45) days following the date this Agreement is executed by all parties, this Agreement shall automatically terminate. Before the end of such 45-day period (and any successive 45-day extension period), InMedica may deliver a written notice to the other parties extending such deadline by forty five (45) days if the Securities and Exchange Commission has not acted on InMedica's request that the appropriate information statement and/or proxy statement be approved for use in connection with seeking the shareholder approval described in this Section. In the event of such automatic termination, the parties shall take all reasonable actions to return any items, repay any funds or otherwise put each other back into the same situation they were in prior to the execution of this Agreement.

         10. Audit of Financial Records. For purposes of confirming performance of obligations under this Agreement, InMedica and Chi Lin shall have the right, at their expense, at all reasonable times and from time to time, to review, or engage an independent auditor to review, the accounting and operational records of MicroCor and Wescor. MicroCor and Wescor shall keep and maintain accurate records of their accounting data that shall reasonably and accurately reflect their operations and shall maintain such records for at least three (3) years following the close of each relevant accounting period. MicroCor and Wescor shall make all such information available to InMedica or Chi Lin upon such party's written request either by providing access thereto at the offices of MicroCor or Wescor, or by copying all such information and delivering it to the requesting party. Either InMedica or Chi Lin shall have the right to terminate this Agreement if either MicroCor or Wescor fails to perform its obligations under this Section, or provides inaccurate or false records under this Section.

         11. Miscellaneous.

                  11.1. Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

                  11.2. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile machine, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile machine telephone numbers set forth below (or to such other addresses and facsimile machine telephone numbers as a party may designate by notice to the other parties):

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

                           InMedica:  /s/ Ralph Henson
                                   Mr. Ralph Henson, President
                                   InMedica Development Corporation
                                   825 North 300 West
                                   Salt Lake City, Utah 84103

                                   Facsimile No.: (801) 497-9445

                           Chi Lin:  /s/ Mao-Song Lee



                                   Facsimile No.:

                           MicroCor:



                                   Facsimile No.:


                           Wescor:



                                   Facsimile No.:


                  11.3. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought only in the state or federal courts located in the County of Salt Lake, State of Utah, and each of the parties hereby consents and agrees to the sole jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  11.4. Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents and transactions referred to in this Agreement. Each party agrees to use its best efforts in good faith to fulfill its obligations hereunder in a timely and efficient manner.

                  11.5. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
         (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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

                  11.6. Entire Agreement; Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  11.7. Assignment; Successors; No Third-Party Rights. Except for MicroCor's right to sublicense, assign or transfer the Chi Lin License described in Section 1.2, and except for any other rights described in this Agreement that by their express terms are assignable or transferable, no party hereto may assign any of its rights under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  11.8. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

                  11.9. Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  11.10. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  11.11. Governing Law. This Agreement shall be governed by the laws of the State of Utah without regard to conflicts of laws principles.

                  11.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Execution and delivery of this Agreement by facsimile machine shall be deemed as effective as delivery of an original, signed document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date(s) set forth below, to be effective as of the Effective Date defined in Section 9.

                                  INMEDICA DEVELOPMENT CORPORATION, a Utah
                                        corporation


Date:  9/7/04                     By:/s/ Ralph Henson
                                  Name:  Ralph Henson
                                  Title: President


                                  CHI LIN TECHNOLOGY CO., LTD., a corporation
                                        organized and existing under the laws of the Republic of China

Date:2004/9/7                     By:/s/ Mao Song Lee
                                  Name:  Mao-Song Lee
                                  Title: President


                                  MICROCOR, INC., a Utah corporation

Date:9/7/04                       By:/s/ Ralph Henson
                                  Name:  Ralph Henson
                                  Title: President


                                  WESCOR INC., a Utah corporation

Date: 7 Sep 2004                  By:/s/ Wayne K. Barlow
                                  Name:  Wayne K. Barlow
                                  Title: President/CEO


By signing below, the following individuals indicate their agreement to be bound only by the provisions expressly referring to them in Section 9 of this Agreement, and acknowledge that their agreement to be so bound is supported by adequate consideration.


Date: 9/5/04                      /S/ LARRY E. CLARK
                                  LARRY E. CLARK


Date: 9/5-04                      /S/ RALPH HENSON
                                  RALPH HENSON


Date: 5 Sept 2004                 /S/ RICHARD BRUGGEMAN
                                  RICHARD BRUGGEMAN




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